Exhibit 99.1

Fox Factory Holding Corp. Announces Second Quarter Fiscal 2020 Financial Results
Achieves Second Quarter Sales of $183.1 Million
Gross Margin Increases 40 Basis Points to 32.8%
Reports Earnings per Diluted Share of $0.32
Adjusted Earnings per Diluted Share of $0.50
BRASELTON, Georgia, August 5, 2020 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the second quarter and six months ended July 3, 2020.
Second Quarter Fiscal 2020 Highlights
•Sales decreased 4.7% to $183.1 million, compared to $192.1 million in the same period last fiscal year
•Gross margin increased 40 basis points to 32.8%, compared to 32.4% in the same period last fiscal year; non-GAAP adjusted gross margin increased 40 basis points to 33.1% compared to the same period last fiscal year
•Net income attributable to FOX stockholders was $12.6 million, or 6.9% of sales and $0.32 of earnings per diluted share, compared to $22.9 million, or 11.9% of sales and $0.59 of earnings per diluted share in the same period last fiscal year
•Non-GAAP adjusted net income was $19.7 million, or $0.50 of adjusted earnings per diluted share, compared to $26.6 million, or $0.68 of adjusted earnings per diluted share in the same period last fiscal year
•Adjusted EBITDA was $33.7 million, or 18.4% of sales, compared to $38.2 million, or 19.9% of sales in the same period last fiscal year
"FOX's resilient second quarter results reflect the strength of our diversified customer base and performance-defining product portfolio, as well as the commitment and dedication of our talented management team," commented Mike Dennison, FOX’s Chief Executive Officer. "We overcame an unprecedented shutdown of our U.S. factories and economy associated with the COVID-19 pandemic which lasted for over half of our quarter and we were able to not only effectively restart our business but support an incredibly strong surge in demand for our products across all channels. In addition, our Specialty Sports Group was a standout success in the quarter, exceeding our pre-COVID expectations and delivering 10.0% growth."
"We remain optimistic and confident about the growth opportunities ahead of us, grounded in our strategic initiatives as well as the consumer loyalty and power of the FOX brand,” Dennison went on to say.
Sales for the second quarter of fiscal 2020 were $183.1 million, a decrease of 4.7% as compared to sales of $192.1 million in the second quarter of fiscal 2019. This decrease in sales reflects a 14.5% decrease in Powered Vehicles Group sales, partially offset by a 10.0% increase in Specialty Sports Group sales. The decrease in Powered Vehicles Group products is primarily due to impacts of the COVID-19 pandemic, including production shutdowns at certain OEM customers, partially offset by the impact of SCA, a subsidiary which was acquired in March 2020. The increase in Specialty Sports Group products is primarily driven by increased demand in both the OEM and aftermarket channels.

Gross margin was 32.8% for the second quarter of fiscal 2020, a 40 basis point increase from gross margin of 32.4% in the second quarter of fiscal 2019. Non-GAAP adjusted gross margin increased 40 basis points to 33.1% from the same prior fiscal year period, excluding the effects of strategic transformation and acquisition related costs. The increase in gross margin was primarily due to the impact of the SCA acquisition, product and channel mix, and improvement in supply chain efficiencies, partially offset by higher factory related costs including incremental costs related to the COVID-19 pandemic. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $40.6 million for the second quarter of fiscal 2020 compared to $32.7 million in the second quarter of fiscal 2019. The increase in operating expenses is primarily due to the inclusion of SCA operating costs of $4.5 million, amortization expense of $3.7 million, and acquisition-related compensation costs of $1.2 million, partially offset by reductions in various other expenses.
As a percentage of sales, operating expenses were 22.2% for the second quarter of fiscal 2020, compared to 17.0% in the second quarter of fiscal 2019. Non-GAAP operating expenses were $32.7 million, or 17.9% of sales in the second quarter of fiscal 2020, compared to $29.0 million, or 15.1% of sales in the second quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 19.5% in the second quarter of fiscal 2020, compared to an effective tax rate of 16.2% in the second quarter of fiscal 2019.
Net income attributable to FOX stockholders in the second quarter of fiscal 2020 was $12.6 million, compared to $22.9 million in the second quarter of the prior fiscal year. Earnings per diluted share for the second quarter of fiscal 2020 were $0.32, compared to earnings per diluted share of $0.59 for the second quarter of fiscal 2019.
Non-GAAP adjusted net income was $19.7 million, or $0.50 of adjusted earnings per diluted share, compared to adjusted net income of $26.6 million, or $0.68 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per diluted share are provided at the end of this press release.
Adjusted EBITDA in the second quarter of fiscal 2020 was $33.7 million, compared to $38.2 million in the second quarter of fiscal 2019. Adjusted EBITDA margin in the second quarter of fiscal 2020 was 18.4%, compared to 19.9% in the second quarter of fiscal 2019. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
First Six Months Fiscal 2020 Results
Sales for the six months ended July 3, 2020, were $367.5 million, an increase of 3.9% compared to the same period in 2019. Sales of Powered Vehicle and Specialty Sports products increased 3.3% and 4.7%, respectively, for the first six months of 2020 compared to the prior year period.

Gross margin was 31.7% in the first six months of fiscal 2020, a 30 basis point decrease, compared to gross margin of 32.0% in the first six months of fiscal 2019. On a non-GAAP basis, adjusted gross margin decreased 30 basis points, excluding the effects of strategic transformation and acquisition related costs. The decrease in year-to-date gross margin was primarily due to factory costs incurred during the government mandated closures in response to the COVID-19 pandemic, partially offset by a change in product and channel mix, and the impact of the SCA acquisition. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Net income attributable to FOX stockholders in the first six months of fiscal 2020 was $20.9 million, compared to $41.0 million in the first six months of the prior year. Earnings per diluted share for the first six months of fiscal 2020 was $0.53, compared to $1.05 in the same period of fiscal 2019.
Non-GAAP adjusted net income in the first six months of fiscal 2020 was $40.2 million, or $1.02 of adjusted earnings per diluted share, compared to $48.3 million, or $1.23 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA decreased to $65.0 million in the first six months of fiscal 2020, compared to $68.2 million in the first six months of fiscal 2019. Adjusted EBITDA margin decreased to 17.7% in the first six months of fiscal 2020, compared to 19.3% in the first six months of fiscal 2019. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Balance Sheet Highlights
As of July 3, 2020, the Company had cash and cash equivalents of $218.0 million compared to $43.7 million as of January 3, 2020. The cash balance reflects $198.2 million from the Company's June 2020 common stock offering of 2.8 million shares. Inventory was $148.5 million as of July 3, 2020, compared to $128.5 million as of January 3, 2020. As of July 3, 2020, accounts receivable and accounts payable were $87.7 million and $64.9 million, respectively, compared to $91.6 million and $55.1 million, respectively, as of January 3, 2020. The changes in accounts receivable, inventory and accounts payable reflect the SCA acquisition, seasonality, and the impacts of the COVID-19 pandemic on the Company's shipment, collection and payment cycles. Prepaids and other current assets increased to $46.1 million as of July 3, 2020, compared to $17.9 million as of January 3, 2020, primarily due to SCA-related items including vehicle chassis deposits and contingent retention incentives held in escrow.
Property, plant and equipment, net was $147.0 million as of July 3, 2020, compared to $108.4 million as of January 3, 2020 reflecting capital expenditures of $32.8 million as well as the acquisition of SCA.
Total debt was $406.4 million, compared to $68.0 million as of January 3, 2020. The increase is primarily due to borrowings to fund the acquisition of SCA in the first quarter of fiscal 2020.

Fiscal 2020 Guidance
Due to the rapidly evolving market conditions domestically and internationally in response to the continued spread of COVID-19, full fiscal 2020 guidance remains suspended as previously reported on April 9, 2020 and the Company does not intend to provide quarterly guidance until the effects of the pandemic can be better assessed.
Announces Chief Financial Officer Appointment
FOX also announced today in a separate press release that veteran strategic and financial executive Scott Humphrey was promoted to the role of Chief Financial Officer (“CFO”) effective August 4, 2020. Mr. Humphrey will succeed interim CFO, John Blocher, who will reassume the role Senior Vice-President of Finance.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13707094. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines non-GAAP adjusted gross margin as gross profit margin adjusted for certain strategic transformation costs and the amortization of acquired inventory valuation markup. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of	As of
	July 3,	January 3
	2020	2020

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$217,965	$43,736
Accounts receivable (net of allowances of $1,212 and $810 at July 3, 2020 and January 3, 2020, respectively)	87,670	91,632
Inventory	148,464	128,505
Prepaids and other current assets	46,085	17,940
Total current assets	500,184	281,813
Property, plant and equipment, net	146,974	108,379
Lease right-of-use assets	19,221	17,472
Deferred tax assets	13,814	25,725
Goodwill	285,758	93,527
Intangibles, net	214,642	81,949
Other assets	4,611	451
Total assets	$1,185,204	$609,316
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$64,939	$55,144
Accrued expenses	42,298	35,744
Reserve for uncertain tax positions	992	925
Current portion of long-term debt	10,000	—
Total current liabilities	118,229	91,813
Line of credit	15,000	68,000
Long-term debt, less current portion	381,393	—
Other liabilities	12,543	11,584
Total liabilities	527,165	171,397
Redeemable non-controlling interest	24,975	15,719
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of July 3, 2020 and January 3, 2020	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,327 shares issued and 41,438 outstanding as of July 3, 2020; 39,448 shares issued and 38,559 outstanding as of January 3, 2020	41	39
Additional paid-in capital	321,479	123,274
Treasury stock, at cost; 890 common shares as of July 3, 2020 and January 3, 2020	(13,754)	(13,754)
Accumulated other comprehensive income	133	150
Retained earnings	325,165	312,491
Total stockholders’ equity	633,064	422,200
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,185,204	$609,316

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Sales	$183,102	$192,122	$367,463	$353,822
Cost of sales	123,116	129,902	250,862	240,545
Gross profit	59,986	62,220	116,601	113,277
Operating expenses:
Sales and marketing	12,561	11,264	24,624	20,526
Research and development	8,236	7,763	16,265	15,066
General and administrative	14,566	12,158	36,979	23,338
Amortization of purchased intangibles	5,264	1,564	7,807	3,057
Total operating expenses	40,627	32,749	85,675	61,987
Income from operations	19,359	29,471	30,926	51,290
Other expense, net:
Interest expense	2,892	1,005	4,739	1,834
Other expense	71	582	133	569
Other expense, net	2,963	1,587	4,872	2,403
Income before income taxes	16,396	27,884	26,054	48,887
Provision for income taxes	3,204	4,522	4,124	7,123
Net income	13,192	23,362	21,930	41,764
Less: net income attributable to non-controlling interest	584	441	1,072	740
Net income attributable to FOX stockholders	$12,608	$22,921	$20,858	$41,024
Earnings per share:
Basic	$0.32	$0.60	$0.54	$1.07
Diluted	$0.32	$0.59	$0.53	$1.05
Weighted-average shares used to compute earnings per share:
Basic	38,991	38,286	38,781	38,164
Diluted	39,584	39,181	39,368	39,140

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and six months ended July 3, 2020 and June 28, 2019. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Net income attributable to FOX stockholders	$12,608	$22,921	$20,858	$41,024
Amortization of purchased intangibles	5,264	1,564	7,807	3,057
Patent litigation-related expenses	707	1,144	1,143	3,187
Other acquisition and integration-related expenses (1)	1,424	1,003	12,376	1,113
Strategic transformation costs (2)	1,099	686	1,700	916
Tax reform implementation costs	—	54	—	186
Tax impacts of reconciling items above (3)	(1,393)	(739)	(3,645)	(1,233)
Non-GAAP adjusted net income	$19,709	$26,633	$40,239	$48,250

Non-GAAP adjusted EPS
Basic	$0.51	$0.70	$1.04	$1.26
Diluted	$0.50	$0.68	$1.02	$1.23

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	38,991	38,286	38,781	38,164
Diluted	39,584	39,181	39,368	39,140
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Acquisition related costs and expenses	$1,424	$575	$12,316	$685
Finished goods inventory valuation adjustment	—	428	60	428
Other acquisition and integration-related expenses	$1,424	$1,003	$12,376	$1,113
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and six month periods ended July 3, 2020, $507 and $821 is classified as operating expense, and $592 and $879 is classified as cost of sales, respectively. For the three and six month periods ended June 28, 2019, $266 and $496, respectively is classified as cost of sales and $420 is classified as operating expenses.
(3) Tax impact calculated based on the respective year to date effective tax rate, including the full year impact of non-deductible transaction costs.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and six months ended July 3, 2020 and June 28, 2019. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Net income	$13,192	$23,362	$21,930	$41,764
Provision for income taxes	3,204	4,522	4,124	7,123
Depreciation and amortization	9,194	4,189	15,030	8,194
Non-cash stock-based compensation	2,076	1,621	3,997	3,350
Patent litigation-related expenses	707	1,144	1,143	3,187
Other acquisition and integration-related expenses (1)	1,262	1,003	12,161	1,113
Strategic transformation costs (2)	1,099	686	1,700	916
Tax reform implementation costs	—	54	—	186
Other expense, net	2,963	1,587	4,872	2,403
Adjusted EBITDA	$33,697	$38,168	$64,957	$68,236

Net Income Margin	7.2%	12.2%	6.0%	11.8%

Adjusted EBITDA Margin	18.4%	19.9%	17.7%	19.3%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $162 and $215 in stock-based compensation for the three and six month periods ended July 3, 2020, and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Acquisition related costs and expenses	$1,262	$575	$12,101	$685
Finished goods inventory valuation adjustment	—	428	60	428
Other acquisition and integration-related expenses	$1,262	$1,003	$12,161	$1,113
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and six month periods ended July 3, 2020, $507 and $821 is classified as operating expense, and $592 and $879 is classified as cost of sales, respectively. For the three and six month periods ended June 28, 2019, $266 and $496, respectively is classified as cost of sales and $420 is classified as operating expenses.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)
The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and six months ended July 3, 2020 and June 28, 2019, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Sales	$183,102	$192,122	$367,463	$353,822

Gross Profit	$59,986	$62,220	$116,601	$113,277
Strategic transformation costs (1)	592	266	879	496
Amortization of acquired inventory valuation markup (2)	—	428	60	428
Non-GAAP Adjusted Gross Profit	$60,578	$62,914	$117,540	$114,201

Gross Margin	32.8%	32.4%	31.7%	32.0%

Non-GAAP Adjusted Gross Margin	33.1%	32.7%	32.0%	32.3%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(2) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2020 acquisition of SCA and our 2019 acquisition of Ridetech.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and six months ended July 3, 2020 and June 28, 2019. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	July 3,	June 28,	July 3,	June 28,
	2020	2019	2020	2019
Sales	$183,102	$192,122	$367,463	$353,822

Operating Expense	$40,627	$32,749	$85,675	$61,987
Amortization of purchased intangibles	(5,264)	(1,564)	(7,807)	(3,057)
Patent litigation-related expenses	(707)	(1,144)	(1,143)	(3,187)
Other acquisition and integration-related expenses (1)	(1,424)	(575)	(12,316)	(685)
Strategic transformation costs (2)	(507)	(420)	(821)	(420)
Tax reform implementation costs	—	(54)	—	(186)
Non-GAAP operating expense	$32,725	$28,992	$63,588	$54,452

Operating expense as a percentage of sales	22.2%	17.0%	23.3%	17.5%

Non-GAAP operating expense as a percentage of sales	17.9%	15.1%	17.3%	15.4%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com